UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, California 90010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class

Common stock, $0.000001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Information Statement dated November 6, 2020 of Barfresh Food Group Inc. (the “Company”), the holders of a majority of the Company’s outstanding voting power (the “Consenting Stockholders”) took certain actions by written consent in lieu of an annual meeting, which became effective on December 1, 2020.

The Consenting Stockholders consented to (i) the election of members to the Company’s board of directors (the “Board”), (ii) ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iii) the approval of a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio in the range of 1-for-2 to 1-for-40, with such ratio to be determined in the discretion of the Board and with such reverse stock split to be effected at such time and date as determined by the Board in its sole discretion (but in no event later than December 31, 2021).

Riccardo Delle Coste, Steven Lang, Arnold Tinter, Joseph Cugine, Alexander H. Ware, Isabelle Ortiz-Cochet, and Justin Borus, who were serving on the Board were re-elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: December 2, 2020		/s/ Raffi Loussararian
	By:	Raffi Loussararian
	Its:	VP Finance